AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (the “Agreement”) is made as of April 7, 2017, by and between Mutual Fund and Variable Insurance Trust, a Delaware statutory trust (“MFVIT”), on behalf of its series identified in Exhibit A (the “New Fund”), and Northern Lights Fund Trust, a Delaware statutory trust (“NLFT”), on behalf of its series identified in Exhibit A hereto (the “Existing Fund”), (the Agreement and transactions contemplated hereunder for the Existing Fund and the New Fund, hereinafter called a “Reorganization”). This Agreement shall be treated as if the Reorganization between the Existing Fund and the New Fund contemplated hereby had been the subject of a separate agreement.

PLAN OF REORGANIZATION

(a)	The Existing Fund will sell, assign, convey, transfer and deliver to the New Fund on the Exchange Date (as defined in Section 6) all of its properties, investments and other assets, whether contingent or otherwise, existing at the Valuation Time (as defined in Section 3(c)) (the “Assets”). In consideration therefor, the New Fund shall, on the Exchange Date, (i) issue and deliver to the Existing Fund a number of full and fractional shares of beneficial interest of the corresponding classes of shares of the New Fund, as indicated in Exhibit A hereto (the “New Fund Shares”), having an aggregate net asset value equal to the value of the Assets of Existing Fund transferred to New Fund on such date less the value of the Liabilities (as defined below) of Existing Fund assumed by New Fund on such date, and (ii) assume certain enumerated liabilities of Existing Fund as set forth on the balance sheet of Existing Fund as of the Exchange Date (the “Liabilities”). It is intended that the Reorganization described in this Agreement shall be a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder.
(b)	Upon consummation of the transactions described in paragraph (a) above, the Existing Fund shall distribute New Fund Shares to its shareholders of record as of the Exchange Date in complete liquidation of the Existing Fund, the shareholder of a class of shares of the Existing Fund being entitled to receive a proportion of the class of New Fund Shares to which such class of Existing Fund shares relates, which proportion is determined by dividing the number of shares of beneficial interest of the particular share class of the Existing Fund held by such shareholder divided by the number of shares of such share class of the Existing Fund outstanding on such date. The Existing Fund shareholder will receive the class of New Fund Shares set forth on Exhibit A hereto that corresponds to the class of Existing Fund shares held by such shareholder. Certificates representing the New Fund Shares will not be issued. All issued and outstanding shares of the Existing Fund and all Existing Fund shares held in treasury will immediately thereafter be redeemed and cancelled on the books of the Existing Fund.

AGREEMENT

The Existing Fund and the New Fund agree as follows:

1. Representations and warranties of the New Fund.

MFVIT, on behalf of the New Fund, represents and warrants to and agrees with the Existing Fund that:

(a)	New Fund is a duly established series of MFVIT, a statutory trust duly established and validly existing under the laws of State of Delaware, and has power (or will have power after its establishment) to own all of its properties and assets and to carry out its obligations under this

Agreement. MFVIT has and New Fund has (or will have after its establishment and effectiveness of its registration statement on Form N-1A) all necessary federal, state and local authorizations to carry on its business as an investment company and as now being conducted and to carry out this Agreement.

(b)	MFVIT is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect, and the registration of the New Fund Shares under the Securities Act of 1933, as amended (the “1933 Act”), is in full force and effect.
(c)	MFVIT and New Fund are not in violation in any material respect of any provisions of MFVIT’s Amended and Restated Agreement and Declaration of Trust or Bylaws or any agreement, indenture, instrument, contract, lease or other undertaking to which MFVIT or New Fund is a party or by which MFVIT or New Fund or their respective assets are bound, and the execution, delivery and performance of this Agreement will not result in any such violation.
(d)	The execution, delivery and performance of this Agreement have been duly authorized by the Board of Trustees of MFVIT and by all other necessary trust action on the part of MFVIT and New Fund, and this Agreement constitutes the valid and binding obligation of MFVIT on behalf of New Fund enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.

(e)	There are no material legal, administrative or other proceedings or investigations pending or, to the knowledge of MFVIT or New Fund, threatened against MFVIT in respect of New Fund or any of its properties or assets or against any person who MFVIT in respect of New Fund may be obligated to directly or indirectly indemnify in connection with such proceedings or investigations. Neither MFVIT nor New Fund knows of any facts or circumstances that might form the basis for the initiation of any such proceedings or investigations of or before any court or government body against MFVIT in respect of New Fund or any of New Fund’s properties or assets or any person whom MFVIT in respect of New Fund may be obligated to directly or indirectly indemnify in connection with such proceedings or investigations. MFVIT in respect of New Fund is not a party to or subject to the provision of any order, decree or judgment of any court or government body which materially and adversely affects New Fund’s business or New Fund’s ability to consummate the transactions contemplated hereby. There are no material legal, administrative or other proceedings or investigations pending or, to the knowledge of MFVIT or New Fund, threatened against MFVIT or any of its properties or assets, that are likely to have a material adverse effect on the ability of MFVIT or New Fund to perform their obligations under this Agreement and to consummate the transactions contemplated hereby.
(f)	As of the Exchange Date, New Fund has no known liabilities of a material nature, contingent or otherwise, other than liabilities incurred pursuant to this Agreement.
(g)	No consent, approval, authorization, filing or order of any court or governmental authority is required for the consummation by MFVIT on behalf of New Fund of the transactions contemplated by this Agreement, except such as may be required under the laws of the State of Delaware, the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “H-S-R Act”).

(h)	As of the effective date of the registration statement on Form N-14 of MFVIT on behalf of New Fund (the “Registration Statement”), the date of the meeting of the shareholders of the Existing Fund and the Exchange Date, the prospectus of New Fund and proxy statement of Existing Fund included in the Registration Statement (the “Prospectus/Proxy Statement”) and the Registration Statement including the documents contained or incorporated therein by reference, insofar as they relate to MFVIT or New Fund, (i) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading and (ii) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder; provided, however, that none of the representations and warranties in this Subsection shall apply to statements in or omissions from the Registration Statement or the Prospectus/Proxy Statement made in reliance upon and in conformity with information furnished in writing by Existing Fund to New Fund specifically for use in the Registration Statement or the Prospectus/Proxy Statement and approved by an officer of NLFT for use in the Registration Statement or the Prospectus/Proxy Statement.
(i)	The registration statement of MFVIT on Form N-1A on behalf of New Fund, and the prospectus and statement of additional information of the New Fund included therein (collectively, the “New Fund Materials”), will conform in all material respects with the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder, and will not as of the effective date thereof or the Exchange Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which such statements were made, not misleading; provided, however, that none of the representations and warranties in this Subsection shall apply to statements in or omissions from the New Fund Materials made in reliance upon and in conformity with information furnished in writing by Existing Fund to New Fund specifically for use in the New Fund Materials and approved by an officer of NLFT for use in the New Fund Materials, including the accuracy of performance and financial information with respect to Existing Fund.
(j)	There are no material contracts outstanding to which New Fund is a party, other than as will be disclosed in, included as exhibits in or incorporated by reference into, any of MFVIT’s registration statement on Form N-1A and the Registration Statement and Prospectus/Proxy Statement.
(k)	New Fund was established by the trustees of MFVIT in order to effect the transactions described in this Agreement. New Fund was formed solely for the purpose of consummating the Reorganization with the Existing Fund, will not hold more than a nominal amount of assets necessary to facilitate its organization and will not carry on any business activities (other than such activities as are customary to the organization of a new series of a registered investment company prior to its commencement of investment operations) between the date hereof and the Exchange Date.
(l)	As of the Exchange Date, New Fund will have no shares of beneficial interest issued and outstanding prior to the consummation of the Reorganization. On and after the Exchange Date, the authorized capital of New Fund will consist of an unlimited number of shares of beneficial interest, no par value per share. The New Fund Shares to be issued to Existing Fund pursuant to this Agreement will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and, except as set forth in such New Fund’s registration statement on Form N-1A, non-assessable by New Fund, and no shareholder of New Fund will have any preemptive right of subscription or purchase in respect thereof. Further, the issuance of such New Fund Shares will be in compliance with all applicable federal and state securities laws, including blue sky laws.

(m)	As of the Exchange Date, no federal, state or other tax returns of New Fund will have been required by law to be filed and no federal, state or other taxes will be due by New Fund; New Fund will not have been required to pay any assessments; and New Fund will not have any tax liabilities. Consequently, as of the Exchange Date, New Fund will not have any tax deficiency or liability asserted against it or question with respect thereto raised, and New Fund will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.
(n)	New Fund intends to meet the requirements of Subchapter M of the Code for qualification and treatment as a “regulated investment company” within the meaning of Section 851 et seq. of the Code in respect of the taxable year, and will not take any action inconsistent with meeting such requirements at any time through the Exchange Date. Upon filing its first income tax return at the completion of its first taxable year, New Fund will elect to be a “regulated investment company” under Section 851 of the Code. New Fund currently is not liable for any material income or excise tax pursuant to Section 852 or 4982 of the Code. New Fund intends to comply in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its shares of beneficial interest and to withholding in respect of dividends and other distributions to shareholders and to avoid any potential material penalties that could be imposed thereunder.
(o)	New Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1934 Act, the 1940 Act, and any state, blue sky or securities law as it may deem appropriate in order to continue its operations after the Exchange Date.

2. Representations and warranties of the Existing Fund.

NLFT, on behalf of the Existing Fund, represents and warrants to and agrees with the New Fund that:

(a)	Existing Fund is a duly designated series of NLFT, a statutory trust duly established and validly existing under the laws of the State of Delaware, and has power to own all of its properties and assets and to carry out its obligations under this Agreement. NLFT is qualified as a foreign corporation in every jurisdiction where required except to the extent that failure to so qualify would not have a material adverse effect on NLFT or Existing Fund. Each of NLFT and Existing Fund has all necessary federal, state and local authorizations to carry on its business as an investment company and as now being conducted and to carry out this Agreement.
(b)	NLFT is registered under the 1940 Act as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect, and the registration of its shares under the 1933 Act is in full force and effect.
(c)	A statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of portfolio holdings (indicating their market values) of Existing Fund for the fiscal year ended March 31, 2016, such statements and schedule having been audited by Cohen & Company, Ltd., independent registered public accounting firm, have been furnished to New Fund. Such statements of assets and liabilities and schedules of investments fairly present the financial condition of Existing Fund as of the dates thereof, and such statements of operations and changes in net assets fairly reflect the results of its operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles.

(d)	Existing Fund currently complies in all material respects with, and since its organization has complied in all material respects with, the requirements of, and the rules and regulations under the 1933 Act, the 1934 Act and the 1940 Act. Existing Fund currently complies in all material respects with, and since its organization has complied in all material respects with, the requirements of, and the rules and regulations under the “federal securities laws”, as such term is defined in Rule 38a-1 under the 1940 Act (other than the 1933 Act, the 1934 Act and the 1940 Act), state laws, including state blue sky laws, the U.S. Employee Retirement Income Security Act of 1974, as amended, and those of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Existing Fund currently complies in all material respects with, and since its organization has complied in all material respects with, all investment objectives, policies, guidelines and restrictions and any compliance procedures established by NLFT with respect to Existing Fund. All advertising and sales material used by Existing Fund complies in all material respects with and, since its first date of use, has complied in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the rules and regulations of the Securities and Exchange Commission (the “Commission”), and, to the extent applicable, the Conduct Rules of FINRA and any applicable state regulatory authority, except where the failure to so comply would not have a material adverse effect. All registration statements, prospectuses and statements of additional information (including the prospectus and statement of additional information dated July 29, 2016, previously furnished to New Fund, as modified by any amendment or supplement thereto or any superseding prospectus or statement of additional information in respect thereof, which will be furnished to New Fund (collectively, the “Existing Fund Prospectus”)), reports, proxy materials or other filings required to be made or filed with the Commission, FINRA or any state securities authorities by Existing Fund have been duly filed and have been approved or declared effective, if such approval or declaration of effectiveness is required by law. Such registration statements, prospectuses, statements of additional information, the Existing Fund Prospectus, reports, proxy materials and other filings under the 1933 Act, the 1934 Act and the 1940 Act (i) are, as of the date hereof, or were, and with respect to the Existing Fund Prospectus, will be, in compliance in all material respects with the requirements of all applicable statutes and the rules and regulations thereunder, and, (ii) do not, as of the date hereof, or did not, and with respect to the Existing Fund Prospectus, will not, as of the Exchange Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which such statements were made, not misleading.
(e)	Except as otherwise disclosed in writing to New Fund, there are no material legal, administrative or other proceedings or investigations pending or, to the knowledge of NLFT or Existing Fund, threatened against NLFT in respect of Existing Fund or any of its properties or assets or against any person who NLFT in respect of Existing Fund may be obligated to directly or indirectly indemnify in connection with such proceedings or investigations. Neither NLFT nor Existing Fund knows of any facts or circumstances that might form the basis for the initiation of any such proceedings or investigations of or before any court or government body against NLFT in respect of Existing Fund or any of Existing Fund’s properties or assets or any person whom NLFT in respect of Existing Fund may be obligated to directly or indirectly indemnify in connection with such proceedings or investigations. NLFT in respect of Existing Fund is not a party to or subject to the provision of any order, decree or judgment of any court or government body which materially and adversely affects Existing Fund’s business or Existing Fund’s ability to consummate the transactions contemplated hereby. There are no material legal, administrative or other proceedings or investigations pending or, to the knowledge of NLFT or Existing Fund, threatened against NLFT or any of its properties or assets, that are likely to have a material adverse effect on the ability of NLFT or Existing Fund to perform their obligations under this Agreement and to consummate the transactions contemplated hereby.

(f)	Existing Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of March 31, 2016, those incurred pursuant to this Agreement, and those incurred in the ordinary course of Existing Fund’s business as an investment company since such date. Prior to the Exchange Date, Existing Fund will advise New Fund of all material liabilities, contingent or otherwise, incurred by it subsequent to March 31, 2016, whether or not incurred in the ordinary course of business.
(g)	No consent, approval, authorization, filing or order of any court or governmental authority is required for the consummation by Existing Fund of the transactions contemplated by this Agreement, except such as may be required under the laws of the State of Delaware, the 1933 Act, the 1934 Act, the 1940 Act, state securities or blue sky laws, or the H-S-R Act.
(h)	Existing Fund has provided New Fund with written information reasonably necessary for the preparation of the Prospectus/Proxy Statement included in the Registration Statement, in connection with the meeting of the shareholders of the Existing Fund to approve this Agreement and the transactions contemplated hereby. All such written information provided by Existing Fund to New Fund complies in all material respects with the 1933 Act, the 1934 Act and the 1940 Act. As of the effective date of the Registration Statement, the date of the meeting of the shareholders of the Existing Fund and the Exchange Date, the Prospectus/Proxy Statement and the Registration Statement including the documents contained or incorporated therein by reference and provided to New Fund, insofar as they relate to NLFT or Existing Fund, (i) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading and (ii) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder; provided, however, that none of the representations and warranties in this Subsection shall apply to statements in or omissions from the Registration Statement or the Prospectus/Proxy Statement made in reliance upon and in conformity with information furnished by New Fund to Existing Fund for use in the Registration Statement or the Prospectus/Proxy Statement or made without the permission of NLFT.
(i)	There are no material contracts outstanding to which Existing Fund is a party, other than as disclosed in, included as exhibits in or incorporated by reference into, any of the registration statement on Form N-1A of Existing Fund, the Existing Fund Prospectus and the Registration Statement and Prospectus/Proxy Statement.
(j)	NLFT and Existing Fund are not in violation in any material respect of any provisions of NLFT’s Agreement and Declaration of Trust or Bylaws or any agreement, indenture, instrument, contract, lease or other undertaking to which NLFT or Existing Fund is a party or by which NLFT or Existing Fund or their respective Assets are bound, and the execution, delivery and performance of this Agreement will not result in any such violation.
(k)	All issued and outstanding shares of the beneficial interest of Existing Fund are, and at the Exchange Date will be, duly and validly issued and outstanding, fully paid and non-assessable, and will have been issued in compliance with all applicable registration requirements of federal and state securities laws, including blue sky laws.
(l)	As of the Exchange Date, (i) Existing Fund has filed or will have filed all federal, state and other tax returns or reports that are required to be filed by Existing Fund by such date (after giving effect to any extensions); (ii) all such returns and reports were or will have been timely filed and were or will have been true, correct and complete in all material respects; and (iii)

Existing Fund has timely paid or will have timely paid all federal, state or other taxes shown to be due on said returns or on any assessments received by Existing Fund. All tax liabilities of Existing Fund have been adequately provided for on its books, and to the knowledge of Existing Fund, no tax deficiency or liability of Existing Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid. To the best of Existing Fund’s knowledge, as of the Exchange Date, Existing Fund will not be under any audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

(m)	Existing Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a “regulated investment company” within the meaning of Section 851 et seq. of the Code in respect of the taxable year since the commencement of operations, and will continue meeting such requirements at all times through the Exchange Date. Existing Fund has not at any time since its inception been liable for, and is not now liable for, any material income or excise tax pursuant to Section 852 or 4982 of the Code. Existing Fund is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its shares of beneficial interest and to withholding in respect of dividends and other distributions to shareholders, and is not liable for any material penalties that could be imposed thereunder.
(n)	At both the Valuation Time (as defined below) and the Exchange Date (as defined below), Existing Fund will have full right, power and authority to sell, assign, transfer and deliver the Assets and Liabilities of Existing Fund to be transferred to New Fund pursuant to this Agreement. At the Exchange Date, subject only to the delivery of the Assets and Liabilities as contemplated by this Agreement, New Fund will acquire the Assets and Liabilities subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof.
(o)	Existing Fund has not been granted any waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any taxes or tax return that is outstanding, nor has any request for such waiver or consent been made with respect to any such taxes or tax return, except as otherwise disclosed in writing to New Fund.
(p)	No registration under the 1933 Act of any of the Investments (as defined below) would be required if they were, as of the time of such transfer, the subject of a public distribution by either of New Fund or Existing Fund, except as previously disclosed to New Fund by Existing Fund.
(q)	Existing Fund does not own any “converted property” (as that term is defined in Treasury Regulation Section 1.337(d)-7(a)(1)) that is subject to the rules of Section 1374 of the Code as a consequence of the application of Section 337(d)(1) of the Code and Treasury Regulations thereunder.
(r)	The execution, delivery and performance of this Agreement has been duly authorized by the Board of Trustees of NLFT and by all other necessary trust action on the part of NLFT and Existing Fund, other than shareholder approval as required by Section 7 hereof, and subject to such shareholder approval, this Agreement constitutes the valid and binding obligation of NLFT and Existing Fund enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.
(s)	The New Fund Shares to be issued to Existing Fund pursuant to the terms of this Agreement will not be acquired for the purpose of making any distribution thereof other than to Existing Fund shareholders as provided in Section 4(d).

3. Reorganization.

(a)	Subject to the requisite approval of the shareholders of the Existing Fund and to the other terms and conditions contained herein, the Existing Fund agrees to sell, assign, convey, transfer and deliver to the New Fund, and New Fund agrees to acquire from Existing Fund, on the Exchange Date, the Assets of Existing Fund in exchange for that number of New Fund Shares provided for in Section 4 and the assumption by New Fund of the Liabilities of Existing Fund. Pursuant to this Agreement, the Existing Fund will, on the Exchange Date, distribute all of the New Fund Shares received by it to the shareholders of Existing Fund, in complete liquidation of Existing Fund.
(b)	The Existing Fund will pay or cause to be paid to the New Fund any interest, cash or such dividends, rights and other payments received by Existing Fund on or after the Exchange Date with respect to the Assets of Existing Fund received by New Fund on or after the Exchange Date. Any such distribution shall be deemed included in the Assets transferred to New Fund at the Exchange Date and shall not be separately valued unless the securities in respect of which such distribution is made shall have gone “ex” such distribution prior to the Valuation Time, in which case any such distribution which remains unpaid at the Exchange Date shall be included in the determination of the value of the Assets of Existing Fund acquired by New Fund.

(c)	The Valuation Time shall be at the close of business of the New York Stock Exchange on April 7, 2017, or such earlier or later day as may be mutually agreed upon in writing by the parties hereto (the “Valuation Time”). For the avoidance of doubt, New Fund acknowledges that Existing Fund reserves the right to sell any of its Assets before the Valuation Time, as it deems necessary or appropriate in the ordinary course of its operations.
(d)	New Fund shall cause its adviser or another agent to deliver to the Existing Fund on the date of the Valuation Time a copy of a valuation report, prepared as of the Valuation Time, in respect of the Investments of the Existing Fund, which report shall be prepared in accordance with the procedures that New Fund will use in determining the net asset value of New Fund Shares and that will be disclosed in the registration statement on Form N-1A for New Fund (“New Fund Valuation Procedures”). As used in this Agreement, the term “Investments” shall mean Existing Fund’s investments and cash holdings shown on the schedule of its investments as of March 31, 2016 referred to in Section 2(c) hereof, as supplemented with such changes as Existing Fund shall make, and changes resulting from stock dividends, stock splits, mergers and similar corporate actions.
(e)	Any transfer taxes payable upon the issuance of New Fund Shares in a name other than the registered holder of the New Fund Shares on the books of the Existing Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such New Fund Shares are to be issued and transferred.
(f)	The Existing Fund will, at least 30 business days before the Exchange Date, furnish MFVIT, in respect of the New Fund, with a list of the then-held securities of Existing Fund being fair valued by Existing Fund or its administrator or being valued based on broker-dealer quotes obtained by Existing Fund or its administrator.

4. Exchange Date; Valuation Time.

On the Exchange Date, simultaneously the New Fund will deliver to the Existing Fund the number of full and fractional New Fund Shares having an aggregate net asset value equal to the value of the Assets of Existing Fund transferred to New Fund on such date less the value of the Liabilities of Existing Fund assumed by New Fund on that date. In furtherance of the foregoing:

(a)	The net asset value of the New Fund Shares to be delivered to Existing Fund, the value of the Assets of Existing Fund to be transferred to New Fund and the value of the Liabilities of Existing Fund to be assumed by New Fund shall in the case be determined as of the Valuation Time.
(b)	The net asset value of the New Fund Shares shall be computed and the value of the Assets and Liabilities of Existing Fund shall be determined by New Fund, in cooperation with Existing Fund, pursuant to the New Fund Valuation Procedures and otherwise in accordance with the regular practice of MFVIT and its agents for calculating the net asset value of the series of MFVIT shares of beneficial interest. No sales load, contingent deferred sales charge, commission or other transactional fee will be charged as a result of the Reorganization.
(c)	On the Exchange Date, New Fund shall assume the Liabilities of Existing Fund.
(d)	Existing Fund shall distribute the New Fund Shares to the shareholders of Existing Fund on the Exchange Date by furnishing written instructions to New Fund’s transfer agent, which will, on the Exchange Date, set up open accounts for the shareholder of Existing Fund in accordance with written instructions furnished by Existing Fund. With respect to any Existing Fund shareholder holding share certificates as of the Exchange Date, if any, New Fund will not permit such shareholder to receive dividends and other distributions on the New Fund Shares (although such dividends and other distributions shall be credited to the account of such shareholder), or pledge such New Fund Shares until such shareholder has surrendered his or her outstanding Existing Fund certificates or, in the event of lost, stolen, or destroyed certificates, posted adequate bond. In the event that a shareholder shall not be permitted to receive dividends and other distributions on the New Fund Shares as provided in the preceding sentence, New Fund shall pay any such dividends or distributions in additional shares, notwithstanding any election such shareholder shall have made previously with respect to the payment, in cash or otherwise, of dividends and distributions on shares of Existing Fund. Existing Fund will, at its expense, request the shareholders of Existing Fund to surrender their outstanding Existing Fund share certificates (if any), or post adequate bond, as the case may be.
(e)	Each of NLFT and MFVIT shall deliver to the other such bills of sale, instruments of assumption of liabilities, checks, assignments, share certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of Assets, assumption of Liabilities and liquidation contemplated in this Agreement.
(f)	As soon as practicable after the Exchange Date, NLFT shall make all filings and take all steps as shall be necessary and proper to effect the termination of the Existing Fund under the laws of the State of Delaware. After the Exchange Date, the Existing Funds shall not conduct any business except in connection with its dissolution.

5. Expenses, fees, etc.

Rational Advisors, Inc. and Van Hulzen Asset Management, LLC shall bear equally the costs, fees and expenses incurred by MFVIT, NLFT and Existing Fund in connection with the preparation and filing of the Registration Statement, registration of New Fund Shares pursuant to the Registration Statement, and delivery of and solicitation of approval of Existing Fund shareholders to the Reorganizations pursuant to the Prospectus/Proxy Statement including, without limitation, printing and mailing fees, fees of accountants and attorneys and the costs of holding the Existing Funds’ shareholder meetings and soliciting proxies. Also, Rational Advisors, Inc. and Van Hulzen Asset Management, LLC shall bear equally all costs, fees, and expenses incurred in connection with the organization and initial registration of the New Fund and the registration in connection with the Reorganizations of shares of the New Fund to be offered in the Reorganizations, including without limitation, the New Fund Materials filed with the SEC in connection with the Reorganizations (all such costs, fees and expenses set forth above in this Section 5 to be referred to as “Expenses”). Expenses shall be borne on an “as incurred” basis by Rational Advisors, Inc. and Van Hulzen Asset Management, LLC. The party, upon closing, shall present to the other party an itemized invoice evidencing its Expenses. The total of the invoices shall be calculated divided by two and to the extent one party has paid more than the other, that party shall be reimbursed by the other party so that the party has paid half of the total amount of Expenses. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another party of such expenses would result in the disqualification of the New Fund or the Existing Fund, as the case may be, as a “regulated investment company” within the meaning of Section 851 of the Code. In the event the transactions contemplated by this Agreement are not consummated for any reason, the parties nonetheless shall bear the costs, fees and expenses in the manner provided in this Subsection.

6. Exchange Date.

Delivery of the Assets of the Existing Fund to be transferred, assumption of the Liabilities of the Existing Fund to be assumed and the delivery of the New Fund Shares to be issued shall be made at the offices of Gemini Fund Services LLC, at 9:00 A.M. on the next full business day following the Valuation Time, or at such other time and date agreed to by a New Fund and an Existing Fund, the date and time upon which such delivery is to take place being referred to herein as the “Exchange Date.”

7. Shareholder approval; dissolution.

(a)	NLFT, on behalf of the Existing Fund, agrees to solicit the consent of the shareholders of the Existing Fund, as soon as is practicable after the effective date of the Registration Statement and accompanying Prospectus/Proxy Statement for the purpose of approving the matters contemplated by this Agreement.
(b)	The Existing Fund agrees that the liquidation, dissolution and termination of such Existing Fund will be effected in the manner provided in the Agreement and Declaration of Trust of NLFT in accordance with applicable law and that on and after the Exchange Date, such Existing Fund shall not conduct any business except in connection with its liquidation, dissolution and termination.

8. Tax Matters.

(a)	The Existing Fund will deliver (or cause to be delivered) to the New Fund copies of all relevant tax books and records and will otherwise reasonably cooperate with such New Fund in connection with (i) the preparation and filing of tax returns for Existing Fund for tax periods ending on or before March 31, 2016 and (ii) the declaration and payment of any dividend or dividends, including pursuant to Section 855 of the Code, for purposes of making distributions of Existing Fund’s or New Fund’s, as applicable, (x) investment company taxable income (if any), net tax-exempt income (if any), and net capital gains (if any) in respect of a taxable year of Existing Fund or New Fund ending on or before March 31, 2016 of an amount or amounts sufficient for the Existing Fund to qualify for treatment as a regulated investment company under Subchapter M of the Code and to otherwise avoid the incurrence of any fund-level federal income taxes for any such taxable year and (y) ordinary income and capital gain net income in an amount or amounts sufficient to avoid the incurrence of any fund-level federal excise taxes under Section 4982 of the Code for any calendar year ending on or before December 31, 2015 in any case without any additional consideration therefor; it being understood that such books and records shall remain the property of and may be retained by NLFT following the provision of such copies thereof to the New Fund.

(b)	In addition to the Existing Fund’s obligations with respect to tax returns or reports described in paragraph 2(l) above, if a federal, state or other tax return or report of the Existing Fund with respect to the Existing Fund’s taxable year ending on March 31, 2016 (the, a “March 2016 Tax Return”) is due after the Exchange Date (after giving effect to any properly made extension), NLFT shall prepare (or cause to be prepared) such March 2016 Tax Return in such a manner so that the return is true, correct and complete. In addition, no later than thirty (30) days prior to such a March 2016 Tax Return’s due date (after giving effect to any properly made extension), (i) NLFT shall provide the New Fund with a copy of such March 2016 Tax Return, as proposed to be filed with the applicable tax authority, and notify that New Fund of any taxes or other fees or assessments (if any) proposed to be shown as due and payable on said March 2016 Tax Return, and (ii) NLFT shall make (or cause to be made) any changes to such March 2016 Tax Return as the New Fund may reasonably request, including, but not limited to, in respect of the amount of any taxes or other fees or assessments (if any) proposed to be shown as due and payable on such September 2016 Tax Return and the amount of any “spillback” dividend election proposed to be made pursuant to Section 855 of the Code, provided any such changes are agreed to by Cohen and Company Ltd. NLFT will timely file (or cause to be timely filed) any such March 2016 Tax Return with the applicable tax authority, and pay (or cause to be paid) any and all taxes or other fees or assessments shown to be due and payable on any such March 2016 Tax Return.

9. Conditions of the New Fund’s obligations.

The obligations of the New Fund hereunder shall be subject to the following conditions:

(a)	That this Agreement shall have been adopted and the transactions contemplated hereby shall have been approved by (i) the affirmative vote of at least a majority of the trustees of NLFT (including a majority of those trustees who are not “interested persons” of NLFT, as defined in Section 2(a)(19) of the 1940 Act); and (ii) the requisite vote of the Existing Fund’s outstanding voting securities in accordance with the 1940 Act and the provisions of NLFT’s Agreement and Declaration of Trust and Bylaws, at a meeting of Existing Fund’s shareholders called for the purpose of acting on the matters set forth in the Prospectus/Proxy Statement.
(b)	That the Existing Fund shall have furnished to New Fund a statement of Existing Fund’s Assets and Liabilities, with values determined as provided in Section 4 of this Agreement, together with a list of Investments with their respective tax costs (bases) (including any adjustments thereto), all as of the Valuation Time, certified on Existing Fund’s behalf by NLFT’s President (or any Vice President) and Treasurer (or any Assistant Treasurer), and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of Existing Fund since March 31, 2016, other than changes in the Investments and other assets and properties since that date, changes in the market value of the Investments and other assets of Existing Fund, changes due to net redemptions or changes due to dividends paid or losses from operations. Existing Fund also shall have furnished to New Fund any such other evidence as to the tax cost (basis) (including any adjustments thereto) of Existing Fund’s Investments as New Fund may reasonably request.

(c)	That NLFT, on behalf of the Existing Fund, shall have furnished to New Fund a statement, dated the Exchange Date, signed on behalf of Existing Fund by NLFT’s President (or any Vice President) and Treasurer (or any Assistant Treasurer) certifying that as of the Valuation Time and as of the Exchange Date all representations and warranties of NLFT and Existing Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, and that NLFT and Existing Fund have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied at or prior to the of such dates.

(d)	That, as of the Exchange Date, there shall not be any material litigation pending or threatened against NLFT or the Existing Fund that would seek to enjoin or otherwise prevent or materially delay the transactions contemplated by this Agreement.

(e)	That New Fund shall have received in form reasonably satisfactory to New Fund and dated the Exchange Date, an opinion of Thompson Hine LLP (which opinion will be subject to certain customary qualifications and limitations) substantially to the effect that, on the basis of the existing provisions of the Code, Treasury Regulations promulgated thereunder, current administrative rules, pronouncements and court decisions, for U.S. federal income tax purposes: (i) New Fund’s acquisition of the Assets in exchange solely for the New Fund Shares and its assumption of the Liabilities, followed by the Existing Fund’s distribution of those shares pro rata to the Shareholders actually or constructively in exchange for their Existing Fund Shares in liquidation of the Existing Fund, will qualify as a “reorganization” within the meaning of Section 368(a)(1) of the Code, and the Existing Fund and New Fund each will be a “party to a reorganization” within the meaning of Section 368(b) of the Code; (ii) under Section 1032(a) of the Code, no gain or loss will be recognized by New Fund upon the receipt of the Assets of the Existing Fund solely in exchange for the New Fund Shares and the assumption by New Fund of the Liabilities of the Existing Fund; (iii) under Section 361 of the Code, no gain or loss will be recognized by the Existing Fund upon the transfer of the Existing Fund’s Assets to New Fund solely in exchange for the New Fund Shares and the assumption by New Fund of the Liabilities of the Existing Fund or upon the distribution (whether actual or constructive) of New Fund Shares to the Shareholders in exchange for their Existing Fund shares; (iv) under Section 354(a)(1) of the Code, no gain or loss will be recognized by the shareholders upon the exchange of their Existing Fund shares for the New Fund Shares in liquidation of the Existing Fund pursuant to the Reorganization; (v) under Section 358(a)(1) of the Code, the aggregate adjusted basis of the New Fund Shares received by each shareholder pursuant to the Reorganization will be the same as the aggregate adjusted basis of the Existing Fund Shares held by such shareholder immediately prior to the Reorganization; (vi) under Section 1223(1) of the Code, the holding period of the New Fund Shares received by each shareholder in the Reorganization will include the period during which the Existing Fund shares exchanged therefor were held by such shareholder (provided the Existing Fund shares were held as capital assets on the date of the Reorganization); (vii) under Section 362(b) of the Code, the adjusted basis of the Existing Fund’s Assets acquired by New Fund will be the same as the adjusted basis of such assets to the Existing Fund immediately prior to the Reorganization; (viii) under Section 1223(2) of the Code, the holding period of the assets of the Existing Fund in the hands of New Fund will include the period during which those assets were held by the Existing Fund; and (ix) New Fund will succeed to and take into account the items of the Existing Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder. The opinion will be based on factual certifications made by officers of the Existing Fund and New Fund, and on customary assumptions.

Notwithstanding the foregoing, the opinion may state that no opinion is expressed regarding: (i) whether New Fund or the Existing Fund qualifies or will qualify as a regulated investment company; (ii) the federal income tax consequences of the payment of Reorganization expenses, except in relation to the qualification of the transfer of the Existing Fund’s Assets to New Fund as a reorganization under Section 368(a)(1) of the Code; (iii) whether any federal income tax will imposed or required to be withheld under the Foreign Investment in Real Property Tax Act of 1980 with respect to any Existing Fund shareholder that is a foreign person; (iv) the effect of the Reorganization on the Existing Fund with respect to any transferred asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting (including under Section 1256 of the Code); (v) the effect of the Reorganization on any shareholder of the Existing Fund that is required to recognize unrealized gains or losses for federal income tax purposes under a mark-to-market system of accounting; (vi) whether accrued market discount, if any, on any market discount bonds held by the Existing Fund will be required to be recognized as ordinary income under Section 1276 of the Code as a result of the Reorganization; (vii) whether any gain or loss will be required to be recognized with respect to any Asset that constitutes stock in a passive foreign investment company (within the meaning of Section 1297(a) of the Code); and (viii) any state, local or foreign tax consequences of the Reorganization.

(f)	That the Assets of the Existing Fund to be acquired by New Fund will include no Assets which New Fund, by reason of charter limitations or of investment restrictions disclosed in the New Fund Materials in effect on the Exchange Date, may not properly acquire.
(g)	That New Fund shall have received from the Commission, any relevant state securities administrator, the Federal Trade Commission (the “FTC”) and the Department of Justice (the “Department”) such order or orders as Thompson Hine LLP deems reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act, any applicable state securities or blue sky laws and the H-S-R Act in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.
(h)	That all actions taken by the Existing Fund in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the New Fund and Thompson Hine LLP.
(i)	That the Existing Fund’s custodian shall have delivered to New Fund a certificate identifying all of the Assets of Existing Fund held by such custodian as of the Valuation Time.
(j)	That the Existing Fund’s transfer agent shall have provided to New Fund (i) the originals or true copies of all of the records of Existing Fund in the possession of such transfer agent as of the Exchange Date, (ii) a certificate setting forth the number of shares of Existing Fund outstanding as of the Valuation Time, and (iii) the name and address of the holder of record of any such shares and the number of shares held of record by the such shareholder.
(k)	That all of the issued and outstanding shares of beneficial interest of the Existing Fund shall have been offered for sale and sold in conformity with all applicable state securities or blue sky laws or, to the extent that any audit of the records of Existing Fund or its transfer agent by New Fund or its agents shall have revealed otherwise, either (i) Existing Fund shall have taken all actions that in the opinion of New Fund or its counsel are necessary to remedy any prior failure on the part of Existing Fund to have offered for sale and sold such shares in conformity with such laws or (ii) Existing Fund shall have furnished (or caused to be furnished) surety, or deposited (or caused to be deposited) assets in escrow, for the benefit of New Fund in amounts sufficient and upon terms satisfactory, in the opinion of New Fund or its counsel, to indemnify New Fund against any expense, loss, claim, damage or liability whatsoever that may be asserted or threatened by reason of such failure on the part of Existing Fund to have offered and sold such shares in conformity with such laws.
(l)	That the Existing Fund shall have executed and delivered to New Fund an instrument of transfer dated as of the Exchange Date pursuant to which Existing Fund will assign, transfer and convey the Assets to New Fund on the Exchange Date, as valued in accordance with

Section 4 of this Agreement, in connection with the transactions contemplated by this Agreement.

(n)	That New Fund shall have received a certificate dated the Exchange Date from the principal executive officer and principal financial officer, or persons performing similar functions, of NLFT to the effect that such principal executive officer and principal financial officer, or persons performing similar functions, of NLFT have concluded that, based on their evaluation of the effectiveness of NLFT’s disclosure controls and procedures (as defined in Rule 30a-3(c) under the 1940 Act), to the best of their knowledge, the design and operation of such procedures are effective to provide reasonable assurance that information required to be disclosed by NLFT on Form N-CSR is recorded, processed, summarized, and reported within the time periods specified in the Commission’s rules and forms, and that there have been no changes in NLFT’s internal control over financial reporting (as defined in Rule 30a-3(d) under the 1940 Act) that occurred since March 31, 2016 that have materially affected, or are reasonably likely to materially affect, NLFT’s internal control over financial reporting.
(o)	That the Registration Statement and the registration statement of the New Fund on Form N-1A shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of MFVIT or the New Fund, threatened by the Commission.
(p)	That, on or prior to the Exchange Date, the Existing Fund shall have declared a dividend or dividends that, together with all previous dividends, shall have the effect of distributing, in distributions qualifying for the dividends paid deduction, (i) all of the excess of (a) the Existing Fund’s interest income excludable from gross income under Section 103(a) of the Code over (b) the Existing Fund’s deductions disallowed under Sections 265 or 171(a)(2) of the Code, (ii) all of the Existing Fund’s investment company taxable income as defined in Section 852 of the Code and (iii) all of the Existing Fund’s net capital gain realized (after reduction for any capital loss carryover); the amounts in (i), (ii) and (iii) shall in any case be computed without regard to the dividends paid deduction and include amounts in respect of both (x) the period beginning April 1, 2016 and ending on the Closing Date, and (y) any prior taxable year of the Existing Fund, to the extent such dividend or dividends are eligible to be treated as paid during such prior year under Section 855(a) of the Code.

10. Conditions of the Existing Fund’s obligations.

The obligations of the Existing Fund hereunder shall be subject to the following conditions:

(a)	That this Agreement shall have been adopted and the transactions contemplated hereby shall have been approved by the affirmative vote of at least a majority of the trustees of MFVIT (including a majority of those trustees who are not “interested persons” of MFVIT, as defined in Section 2(a)(19) of the 1940 Act).

(b)	That MFVIT, on behalf of the New Fund, shall have executed and delivered to Existing Fund an assumption of liabilities instrument dated as of the Exchange Date pursuant to which New Fund will assume the Liabilities of Existing Fund at the Valuation Time in connection with the transactions contemplated by this Agreement.
(c)	That MFVIT, on behalf of the New Fund, shall have furnished to Existing Fund a statement, dated the Exchange Date, signed on behalf of such New Fund by MFVIT’s President (or any Vice President) and Treasurer (or any Assistant Treasurer) certifying that as of the Valuation Time and the Exchange Date all representations and warranties of MFVIT and the New Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, and that MFVIT and such New Fund have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied at or prior to the of such dates.

(d)	That, as of the Exchange Date, there shall not be any material litigation pending or threatened against MFVIT or the New Fund that would seek to enjoin or otherwise prevent or materially delay the transactions contemplated by this Agreement.

(e)	(i) New Fund’s acquisition of the Assets in exchange solely for the New Fund Shares and its assumption of the Liabilities, followed by the Existing Fund’s distribution of those shares pro rata to the Shareholders actually or constructively in exchange for their Existing Fund Shares in liquidation of the Existing Fund, will qualify as a “reorganization” within the meaning of Section 368(a)(1) of the Code, and the Existing Fund and New Fund each will be a “party to a reorganization” within the meaning of Section 368(b) of the Code; (ii) under Section 1032(a) of the Code, no gain or loss will be recognized by New Fund upon the receipt of the Assets of the Existing Fund solely in exchange for the New Fund Shares and the assumption by New Fund of the Liabilities of the Existing Fund; (iii) under Section 361 of the Code, no gain or loss will be recognized by the Existing Fund upon the transfer of the Existing Fund’s Assets to New Fund solely in exchange for the New Fund Shares and the assumption by New Fund of the Liabilities of the Existing Fund or upon the distribution (whether actual or constructive) of New Fund Shares to the Shareholders in exchange for their Existing Fund shares; (iv) under Section 354(a)(1) of the Code, no gain or loss will be recognized by the shareholders upon the exchange of their Existing Fund shares for the New Fund Shares in liquidation of the Existing Fund pursuant to the Reorganization; (v) under Section 358(a)(1) of the Code, the aggregate adjusted basis of the New Fund Shares received by each shareholder pursuant to the Reorganization will be the same as the aggregate adjusted basis of the Existing Fund Shares held by such shareholder immediately prior to the Reorganization; (vi) under Section 1223(1) of the Code, the holding period of the New Fund Shares received by each shareholder in the Reorganization will include the period during which the Existing Fund shares exchanged therefor were held by such shareholder (provided the Existing Fund shares were held as capital assets on the date of the Reorganization); (vii) under Section 362(b) of the Code, the adjusted basis of the Existing Fund’s Assets acquired by New Fund will be the same as the adjusted basis of such assets to the Existing Fund immediately prior to the Reorganization; (viii) under Section 1223(2) of the Code, the holding period of the assets of the Existing Fund in the hands of New Fund will include the period during which those assets were held by the Existing Fund; and (ix) New Fund will succeed to and take into account the items of the Existing Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder. The opinion will be based on factual certifications made by officers of the Existing Fund and New Fund, and on customary assumptions.

Notwithstanding the foregoing, the opinion may state that no opinion is expressed regarding: (i) whether New Fund or the Existing Fund qualifies or will qualify as a regulated investment company; (ii) the federal income tax consequences of the payment of Reorganization expenses, except in relation to the qualification of the transfer of the Existing Fund’s Assets to New Fund as a reorganization under Section 368(a)(1) of the Code; (iii) whether any federal income tax will imposed or required to be withheld under the Foreign Investment in Real Property Tax Act of 1980 with respect to any Existing Fund shareholder that is a foreign person; (iv) the effect of the Reorganization on the Existing Fund with respect to any transferred asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof)

under a mark-to-market system of accounting (including under Section 1256 of the Code); (v) the effect of the Reorganization on any shareholder of the Existing Fund that is required to recognize unrealized gains or losses for federal income tax purposes under a mark-to-market system of accounting; (vi) whether accrued market discount, if any, on any market discount bonds held by the Existing Fund will be required to be recognized as ordinary income under Section 1276 of the Code as a result of the Reorganization; (vii) whether any gain or loss will be required to be recognized with respect to any Asset that constitutes stock in a passive foreign investment company (within the meaning of Section 1297(a) of the Code); and (viii) any state, local or foreign tax consequences of the Reorganization.

(f)	That all actions taken by or on behalf of the New Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to Existing Fund and Blank Rome LLP.
(g)	That the Registration Statement and the registration statement of New Fund on Form N-1A shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of NLFT or the Existing Fund, threatened by the Commission.
(h)	That Existing Fund shall have received from the Commission, any relevant state securities administrator, the FTC and the Department such order or orders as Thompson Hine LLP deems reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act, any applicable state securities or blue sky laws and the H-S-R Act in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.
(i)	At least 30 days before the Valuation Time, the New Fund shall have provided to Existing Fund a copy of the New Fund Valuation Procedures.
(j)	That NLFT shall maintain liability insurance coverage for the of (i) the current Trustees and officers of NLFT, and (ii) the former Trustees and officers of NLFT that have served within six years of the Exchange Date, for a period of six years commencing on the Exchange Date and at least at the same levels (i.e., the same coverage amounts and deductibles) and on substantially the same terms as the liability insurance NLFT currently maintains for the Trustees and officers of NLFT at no additional expense to the Trustees of NLFT or Existing Fund. Such liability insurance shall be in full force and effect on and after the Exchange Date.
(k)	That Rational Advisors, Inc. shall have entered into an expense limitation agreement with MFVIT in respect of the New Fund in the form attached as an exhibit to the registration statement amendment of MFVIT filed on Form N-1A relating to the New Funds, such agreement to be in effect for a term of no less than one calendar year from the Exchange Date.

11. Indemnification.

(a)	Van Hulzen will indemnify and hold harmless MFVIT, its trustees and its officers (for purposes of this subparagraph, the “Indemnified Parties”) against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to NLFT or either Existing Fund contained in the Registration Statement or Prospectus/Proxy Statement or any amendment or supplement to any of the foregoing, in the case, that is provided in writing by Van Hulzen for inclusion in the Registration Statement or the Prospectus/Proxy Statement, or arising out of, or based upon, the omission or alleged omission to state in any of the foregoing a material fact relating to NLFT or either Existing Fund required to be stated therein or necessary to make the statements relating to NLFT or either Existing Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the consent of Van Hulzen. The Indemnified Parties will notify Van Hulzen in writing within ten business days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 11(a). Van Hulzen shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(a), or, if it so elects, to assume at its expense by counsel reasonably satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if Van Hulzen elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. Van Hulzen’s obligation under this Section 11(a) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that Van Hulzen will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 11(a) without the necessity of the Indemnified Parties first paying the same.

12. No broker or finder.

Each of the Existing Fund and the New Fund represent that there is no person who has dealt with it, or NLFT or MFVIT, as applicable, who by reason of such dealings is entitled to any broker’s or finder’s or other similar fee or commission arising out of the transactions contemplated by this Agreement.

13. Termination.

The Existing Fund and the New Fund may, by mutual consent of the Board of Trustees of NLFT and the Board of Trustees of MFVIT on behalf of Existing Fund and New Fund, respectively, terminate this Agreement. The Existing Fund or the New Fund, after consultation with counsel and by consent of its trustees or an officer authorized by such trustees, may waive any condition to its respective obligations hereunder. If the transactions contemplated by this Agreement have not been substantially completed by April 30, 2017, this Agreement shall automatically terminate on that date unless a later date is agreed to by the Existing Fund and the New Fund. This Agreement shall automatically terminate upon termination of the Purchase Agreement prior to the consummation of the transactions contemplated thereby.

14. Covenants, etc. deemed material.

All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by the of the parties, notwithstanding any investigation made by them or on their behalf.

15. Sole agreement; amendments.

This Agreement together with the Purchase Agreement and all documents and agreements referred to herein and therein supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof and constitutes the only understanding with respect to such subject matter. This Agreement may not be amended, nor waiver granted, except by a letter of agreement signed by the party hereto (including Van Hulzen and Managers, solely with respect to any amendments or waivers to the sections identified on the signature page to this Agreement with respect to Van Hulzen or Managers, as the case may be); provided, however, that there shall not be any amendment that by law requires approval by shareholders of a party without obtaining such approval.

16. Governing law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the choice of law provisions therein; provided that, in the case of any conflict between those laws and the federal securities laws, the latter shall govern.

17. Massachusetts business trust.

A copy of the Amended and Restated Agreement and Declaration of Trust of MFVIT is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this instrument is executed by or on behalf of the trustees of MFVIT on behalf of the New Fund as trustees and not individually, and that the obligations of this instrument are not binding upon any of the trustees or officers of MFVIT or shareholders of such New Fund individually, but are binding only upon the assets and property of such New Fund.

18. Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by either party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

19. Notices.

Any notice, report, statement or demand required or permitted by any provision of this Agreement shall be in writing and shall be given by facsimile, courier or certified mail addressed to Northern Lights Fund Trust at 80 Arkay Drive, Hauppauge, NY 11788 (Attention: Richard Malinowski) and to MFVIT at 36 North New York Avenue, 2nd Floor, Huntington, NY 11743 (Attention: Jerry Szilagyi).

20. Recourse.

All persons dealing with an Existing Fund or a New Fund (each, a “Fund”) must look solely to the property of such Fund for the enforcement of any claims against such Fund, as the trustees, officers, agents and shareholders of either such Fund and the other series of NLFT and MFVIT do not assume any liability for obligations entered into on behalf of any of the Existing Fund or New Funds.

21. Headings.

The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

22. Further Assurances.

Each of NLFT and MFVIT shall use its reasonable best efforts in good faith to take or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable law, so as to permit the consummation of the transactions contemplated by this Agreement as promptly as practicable and otherwise to enable consummation of the transactions contemplated by this Agreement, and shall cooperate fully with one another to that end.

The Remainder of this Page Left Intentionally Blank.

This Agreement may be executed in any number of counterparts, the of which, when executed and delivered, shall be deemed to be an original.

Northern Lights Fund Trust, on behalf of its series listed on Exhibit A

By: /s/ Andrew Rogers

Name: Andrew Rogers
Title: President

Mutual Fund and Variable Insurance Trust, on behalf of its series listed on Exhibit A

By: /s/ Tobias Caldwell

Name: Tobias Caldwell
Title: Trustee

Solely with respect to Section 5, Rational Advisors, Inc.

By: /s/ Jerry Szilagyi

Name: Jerry Szilagyi
Title: President

Solely with respect to Section 5, Van Hulzen Asset Management, LLC

By: /s/ Craig Van Hulzen

Name: Craig Van Hulzen
Title: President

Exhibit A

Existing Fund (Share Class)	The New Fund (Share Class)

Iron Horse Fund (Class A)	Rational Iron Horse Fund (Class A)
Iron Horse Fund (Class I)	Rational Iron Horse Fund (Institutional Class)